EXHIBIT 99.2

                           FORM OF
                  PROVIDENT BANKSHARES CORPORATION
             DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                     BROKER AND NOMINEE FORM

To:          Registrar and Trust Company
             Provident Bankshares Corporation
             Dividend Reinvestment and
             Stock Purchase Plan
             10 Commerce Drive
             Cranford, New Jersey  07016     Dated:        , 199

Re:          Provident Bankshares Corporation
             Dividend Reinvestment and Stock Purchase Plan

INSTRUCTIONS:

This form is to be used only by brokers, banks and other nominees submitting optional cash deposits on behalf of Beneficial Owners whose shares are held in the name of a major securities depository, as provided for in the Prospectus for the Provident Bankshares Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"). This form will not be processed unless it is complete in its entirety. The broker, bank or other nominee submitting this form hereby certifies that: (i) the information contained herein is true and correct as of the date of this form, and (ii) the optional cash deposit amount specified below is not less than $100. No optional cash deposit may exceed $10,000 in any one calendar quarter, unless previously agreed to by Provident Bankshares Corporation. For such information call Robert L. Davis, Corporate Secretary, at (410) 576-2848. By executing this form, the broker, bank or other nominee submitting this form consents and agrees to abide fully by all of the terms and conditions of the Plan.

A NEW FORM MUST BE COMPLETED EACH TIME AN OPTIONAL CASH DEPOSIT
IS SUBMITTED.

Name and address of depository participant submitting optional cash deposit:
_____________________________
_____________________________
_____________________________
_____________________________
Contact: ____________________
Phone:  (____) ______________
Fax: (____) _________________

Provident Bankshares Corporation stock
account number (required): _____________________
Name of depository: ____________________________
Participant #: _________________________________
Record date applicable
to this deposit: _______________________________
Total shares held in depository position as of record date (#): _________________________
Optional cash deposit amount ($): ______________

Form of payment:      (box) check       (box) money order


GOOD FUNDS MUST BE RECEIVED BY THE PLAN ADMINISTRATOR BY 3:00 P.M. (PREVAILING EASTERN STANDARD TIME) NO LATER THAN THE BUSINESS DAY IMMEDIATELY PRECEDING THE RELEVANT OPTIONAL INVESTMENT DATE IN ORDER TO BE ELIGIBLE FOR INVESTMENT ON SUCH OPTIONAL INVESTMENT DATE. FUNDS NOT RECEIVED BY SUCH TIME WILL BE INVESTED ON THE NEXT OPTIONAL INVESTMENT DATE. ACCORDINGLY, IN ORDER TO ENSURE THE TIMELY INVESTMENT OF FUNDS, IT IS RECOMMENDED THAT CHECKS OR MONEY ORDERS BE SENT SO AS TO BE RECEIVED BY THE PLAN ADMINISTRATOR AT LEAST FIVE BUSINESS DAYS BEFORE AN OPTIONAL INVESTMENT DATE.

                            BROKER, BANK OR OTHER NOMINEE
                            AUTHORIZED SIGNATURE



                            By: _________________________________
                            Name: _______________________________
                            Title: ______________________________
                            Date: _______________________________